UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check appropriate box:
☐           Preliminary Proxy Statement
☐           Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐           Definitive Proxy Statement
☒           Definitive Additional Materials
☐           Soliciting Material under Rule 14a-12

LSI Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Persons Filing Proxy Statement, if Other than Registrant)

Payment of filing fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐           Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NEWS RELEASE

cc14-07/C1402

LSI Announces Webcast for Special Meeting of Stockholders

SAN JOSE, Calif., March 26, 2014 – LSI Corporation (NASDAQ: LSI) today announced that stockholders will be able to listen to a live webcast of its special meeting of stockholders at 10 a.m. PDT on Wednesday, April 9, 2014. The special meeting is being held to conduct a vote on the proposed acquisition of LSI by Avago Technologies and related proposals.

Stockholders and others will be able to follow the meeting in listen-only mode via the Internet by going to http://www.lsi.com/webcast and clicking on the audio link.

About LSI
LSI Corporation (NASDAQ: LSI) designs semiconductors and software that accelerate storage and networking in datacenters and mobile networks. Our technology is the intelligence critical to enhanced application performance, and is applied in solutions created in collaboration with our partners. More information is available at www.lsi.com.

LSI, the LSI & Design logo and Storage.Networking.Accelerated are trademarks or registered trademarks of LSI Corporation in the United States and/or other countries.

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Dave Miller
LSI Corporation	LSI Corporation
610-712-5471	408-433-6116
sujal.shah@lsi.com	dave.c.miller@lsi.com